Exhibit 8


                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of _March 23____, 2001, is made by and between CAPACITY UNLIMITED, INC., a corporation organized under the laws of the state of Oregon ("Purchaser"); and COVE HILL COSULTING, INC., a corporation organized under the laws of the state of New York ("Seller").

                                    Recitals:
                                    --------

         A. Seller is the owner of 750,000 shares of common stock, par value $0.01 per share ("Shares"), of Dupont Direct Financial Holdings, Inc., a Georgia corporation (the "Company"), which are restricted Shares ("Restricted Shares") obtained by Seller in a private transaction from the Company pursuant to a Consulting Engagement Agreement dated March 22, 2001 between Seller and the Company (the "Consulting Agreement"), together with certain registration rights relating to those Shares, which rights are set forth in a Registration Rights Agreement between Seller and the Company dated March 22, 2001 (the "Registration Rights Agreement").

         B. Purchaser desires to purchase the Restricted Shares, together with the registration rights provided in the Registration Rights Agreement, and Seller desires to sell the Restricted Shares, and the accompanying Registration Rights, to Purchaser, all on the terms and conditions set forth in this Agreement.

                                   Agreement:
                                   ---------

         NOW, THEREFORE, in consideration of the covenants and the mutual agreements herein contained, the parties hereto agree as follows:

         1. Purchase and Sale of Restricted Shares. On the terms and subject to the conditions contained in this Agreement, Seller hereby agrees at the Closing to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase, the following:

              (a) all seven hundred fifty thousand (750,000) Restricted Shares (the "Purchased Shares"), free and clear of all liens, claims, equities, encumbrances and security interests of whatever kind or nature, subject only to the transfer restrictions under the Consulting Agreement and applicable federal and state securities laws to all of which restrictions the Restricted Shares shall remain subject; and

              (b) all of Seller's right, title and interest in and to the Registration Rights Agreement to the extent relating only to the Purchased Shares.

         The purchase and sale of the Purchased Shares is occurring at a closing ("Closing") at Seller's office in West Lebanon, New Hampshire, on the date of this Agreement.

         2. Purchase Price. The purchase price ("Purchase Price") for the Purchased Shares shall be $ 0.75 per Share, for an aggregate Purchase Price of Five Hundred Sixty Two Thousand Five Hundred and 00/100 ($562,500) dollars, payable by Purchaser by delivery at Closing of Purchaser's six-month, unsecured non-interest-bearing promissory note to Seller in form, substance and execution acceptable to Seller (the "Promissory Note").

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


         3.       Closing.   At the Closing:
                  -------

              (a) Seller is delivering to Purchaser the following:

                (i) a certificate or certificates evidencing the Purchased Shares, free and clear of all liens, claims and encumbrances, subject only to those permitted by Section 1, duly endorsed in blank or accompanied by a stock power or appropriate instrument of assignment, in substantially the form of Exhibit A hereto, duly executed in blank and accompanied by the requisite stock transfer stamps or funds for the purchase thereof; and

                (ii) an assignment to Purchaser, in substantially the form of Exhibit B hereto, of Seller's interest in the Registration Rights Agreement.

         (b) Purchaser is delivering to Seller the following:

                (i) the Promissory Note; and

                (ii) if requested by the Company, an undertaking to (A) comply with the transfer restrictions set forth in Section 6.6 of the Consulting Agreement, which are substantially identical to the substance of Section 5(a) of this Agreement; and (B) be bound by and subject to the terms and conditions of the Registration Rights Agreement.

         4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

              (a) This Agreement has been duly authorized by all necessary corporate or other legal action on the part of Purchaser and has been duly executed by a duly authorized officer of Purchaser.

              (b) Purchaser acknowledges that (i) Seller, has become engaged by the Company to render certain financial consulting services to the Company in exchange for certain cash compensation to be paid to Seller by the Company and, among other things, has issued or will be issuing one or more research reports with respect to the Company and its Shares; (ii) Seller recently purchased certain warrants for Shares from the Company which may result in Seller making a significant investment in other Shares; and (iii) such investment and financial consulting services may directly or indirectly affect the market for the Shares, which could lead to a rise in the market price of the Shares, from which Seller may benefit along with all other continuing holders of Shares.

              (c) Purchaser (a) is not directly or indirectly controlling or controlled by the Company, or under direct or indirect common control with the Company, and (b) to the best of Purchaser's knowledge, is not serving as a link in a chain of transactions through which Shares may move from the Company to the public, so as to make Purchaser or Seller an underwriter (within the meaning of the Securities Act of 1933, as amended (the "Act")) of the Shares.

              (d) Purchaser has all requisite legal power and authority to enter into this Agreement. This Agreement constitutes the valid and binding agreement of Purchaser enforceable in accordance with its terms, except (i) as the enforceability hereof may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally; (ii) that the remedies of specific performance, injunction and other forms of equitable relief may not be available because they are subject to the discretion of the court before which any proceeding therefor may be brought; and (iii) that the enforceability of indemnification provisions may be limited by federal securities laws.

              (e) The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transaction contemplated hereby (i) will not result in a breach of or violate the charter or bylaws or similar governing instruments of Purchaser, or (ii) will not violate or require a consent under any material contract to which Purchaser is a party or by which Purchaser is bound, if the consequences of such breach would prevent, materially hinder or make materially more burdensome the consummation of the transaction contemplated hereunder, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority to which Purchaser is subject.

              (f) This Agreement is made with Purchaser in reliance upon Purchaser's representation to Seller, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Purchased Shares to be received by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution or public resale of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same except in privately negotiated transactions to a small number of transferees in which each transferee will remain subject to the transfer restrictions of the Consulting Agreement or in one or more transactions covered by the registration statement or registration statements provided for in the registration rights agreement referred to in the Registration Rights Agreement. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Shares and does not intend to enter into any such arrangement except as disclosed herein.

              (g) Purchaser understands that the Purchased Shares which Purchaser is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they were acquired by Seller in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         5.       Covenants of Purchaser.
                  ----------------------

              (a) Without in any way limiting the representations set forth above, Purchaser agrees not to make any disposition of all or any portion of the Restricted Shares acquired pursuant to this Agreement unless and until:

                (i) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5(a), provided and to the extent this
Section 5(a) is then applicable; or

                (ii) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement and Purchaser shall have notified

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

the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition.

              (b) Purchaser hereby acknowledges receipt of a copy of the Registration Rights Agreement and agrees (i) to be bound by and subject to the terms and conditions thereof; and (ii) to furnish to the Company the notice prescribed by Section 1.13 thereof promptly in accordance with Section 2.5 thereof setting forth Purchaser's name and address and the number of Restricted Shares acquired by Purchaser pursuant to this Agreement.

         6. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:

              (a) Purchaser has, and at Closing will have, good and marketable title to all of the Purchased Shares; and all of the Purchased Shares are, and at Closing will be, owned by Purchaser free and clear of all liens, pledges, security interests, charges or encumbrances of any nature whatsoever, subject only to the transfer restrictions under the Consulting Agreement and applicable United States federal and state securities laws, to all of which restrictions the Restricted Shares shall remain subject.

              (b) This Agreement, the Consulting Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate or other legal action on the part of Seller and have been duly executed by a duly authorized officer of Seller.

              (c) Seller has all requisite legal power and authority to enter into this Agreement, the Consulting Agreement and the Registration Rights Agreement. This Agreement, the Consulting Agreement and the Registration Rights Agreement constitute valid and binding agreements of Seller enforceable in accordance with their terms, except (i) as the enforceability hereof may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally; (ii) that the remedies of specific performance, injunction and other forms of equitable relief may not be available because they are subject to the discretion of the court before which any proceeding therefor may be brought; and
(iii) that the enforceability of indemnification provisions may be limited by federal securities laws. To the knowledge of Seller, the Registration Rights Agreement and the Consulting Agreement are in full force and effect.

              (d) The execution and delivery of this Agreement, the Consulting Agreement and the Registration Rights Agreement by Seller and the consummation by Seller of the transactions contemplated hereby and thereby, (i) have not and will not result in a breach of or violate the charter or bylaws or similar governing instruments of Seller, and (ii) have not or will not violate or require a consent under any material contract to which Seller is a party or by which Seller is bound, if the consequences of such breach would prevent, materially hinder or make materially more burdensome the consummation of the transaction contemplated hereunder, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority to which Seller is subject.

              (e) Subject in part to the truth and accuracy of Purchaser's representations set forth in Section 4 of this Agreement, Seller's offer and sale of the Purchased Shares as contemplated by this Agreement are exempt from the registration requirements of the Act and neither Seller nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. Without limitation of the foregoing, Seller represents that in connection with the transaction contemplated by this Agreement: (a) Seller (and, to Seller's knowledge, prior to Seller's purchase of the Restricted Shares, the Company) has engaged in no general solicitation or advertising and

Seller has limited this transaction to Purchaser; and (b) Seller has received the Company's representations that: (i) the Company will cause stop-transfer instructions to be noted on the stock transfer books for the Restricted Shares; and (ii) the Company has placed and will continue to place a legend on the certificates for the Restricted Shares stating in substance that:

              "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws and are subject to transfer restrictions set forth in that certain Consulting Agreement dated March 22, 2001 between the issuer and Cove Hill Consulting, Inc. and may not be transferred unless either (i) the transferee agrees in writing for the benefit of the issuer to be bound by the provisions of such agreement, or (ii) the transfer is covered by an effective registration statement under the Act."

              (f) Seller hereby notifies Purchaser that the Company is required to file certain reports with the U.S. Securities and Exchange Commission, 450 Fifth St. NW, Washington, DC 20549 (202) 942-7040 (www.sec.gov) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") which reports are publicly available; and Seller hereby advises Purchaser that such reports exist and that Purchaser should review such reports and the exhibits attached to them or incorporated into them in order for Purchaser to be and remain informed about the financial condition and results of operations of the Company and the market for its Shares.

         7.       Indemnification.
                  ---------------

              (a) Purchaser shall defend, indemnify and hold harmless Seller and its affiliates, officers, directors, employees and representatives, from and claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney's fees) necessary to consider, advise and defend, ("Claims") which arise out of or are attributable to any breach of Purchaser's warranties, representations or covenants set forth in this Agreement. Notwithstanding the above, Purchaser shall not be liable for Claims of any kind which arise out of or are attributable to any gross negligence or willful misconduct of Purchaser or its affiliates, officers, directors, employees, agents or representatives with regard to Purchaser's performance under this Agreement.

              (b) Seller shall defend, indemnify and hold harmless Purchaser and Purchaser's affiliates, officers, directors, employees and representatives from and against any Claims which arise out of or are attributable to any breach of Seller's warranties, representations or covenants set forth in this Agreement. Notwithstanding the above, Seller shall not be liable for Claims of any kind which arise out of or are attributable to any gross negligence or willful misconduct of Purchaser, its affiliates, employees, agents or representatives with regard to Seller's performance under this Agreement.

              (c) Each party shall promptly notify the other party of any Claim or potential Claim covered by this Section 7, and shall include sufficient information to enable the other party to assess the facts. If indemnification is sought as a result of any third party claim, such notice to the indemnifying party shall be given promptly by the party seeking such indemnification. Each party shall cooperate with the other party in the defense of all such claims. No settlement or compromise shall be binding on a party without such party's prior written consent, which consent shall not be unreasonably withheld or delayed

         8. Amendment. This Agreement together with the Promissory Note (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner as this Agreement.

         9. Assignment. This Agreement shall be binding on, and inure to the benefit of, the parties and their respective successors and shall not be assignable without the parties' prior written consent.

         10. Cooperation and Further Assurances. The parties hereto shall fully cooperate with each other in every reasonable way in carrying out the transactions contemplated herein and shall execute and deliver all documents and instruments reasonably deemed necessary or useful by counsel to either party hereto.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire applicable to contracts made and to be performed in such state and without giving effect to that state's principles governing conflicts of laws.

         12. Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.

         13. Arbitration; Attorneys Fees. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before a single arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of filing the demand for arbitration, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration, with a copy to the other party. The parties will cooperate with one another in selecting an arbitrator from an appropriate panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section 13 may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

         14. Notices. All notices under this Agreement shall be in writing and shall be: (a) delivered personally; (b) mailed by registered or certified mail,


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

postage prepaid; or (c) sent by overnight courier; or (d) sent by facsimile or express mail to the addresses of the respective parties set forth on the signature page or such substituted address as to which either party has notified the other in accordance with this Section 14. Notice shall be effective: (i) upon receipt if personally delivered, (ii) on the second business day following the date of mailing if sent by registered or certified mail; (iii) on the business day following the date of delivery to the express mail or courier service if sent by express mail or courier service; and (iv) on the date of transmission if sent by facsimile; provided that receipt is confirmed electronically and a transmission is confirmed by sending a copy promptly by first class mail, postage prepaid. A party may change its address listed above by sending notice to the other party.

         15. Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to be a single instrument.

         16. Headings. The paragraph headings contained herein are for the purpose of convenience only and shall not be considered in construing this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first set forth above.

SELLER:
------

COVE HILL CONSULTING, INC.


By: _____________________________    Seller's address and fax number for notice:
     David Russell, Jr.,             One Oak Ridge Rd., Bldg. 2, Box 8B
     Managing Director               West Lebanon, NH 03784
                                     Fax:  603-643-977


PURCHASER:
---------

CAPACITY UNLIMITED, INC.             Purchaser's address and fax number for
                                       notice:
                                     18848 S.E. Highway 212
                                     Clackamas, OR 97015
                                     Fax: (____)_____________
By: __________________________
     Dr. Thomas Bolera,
     President


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                                    Exhibit A
                                       To
                            Stock Purchase Agreement

                   Assignment Separate from Stock Certificate

         FOR VALUE RECEIVED, the undersigned, Cove Hill Consulting , Inc., a New

York  corporation  ("Assignor"),  hereby  assigns and  transfers  unto  Capacity

Unlimited,  Inc., an Oregon corporation  ("Assignee"),  a total of seven hundred fifty thousand  (750,000)  shares of common stock, par value $0.01 per share, of

Dupont Direct Financial  Holdings,  Inc., a Georgia corporation (the "Company"),

standing  in the name of Assignor  on the books of the  Company  represented  by

certificate(s)  no(s).   _______________  delivered  herewith  and  does  hereby

irrevocably constitute and appoint __________________________________, to be the undersigned's  attorney,  with full power of  substitution  in the premises,  to transfer  said shares on the books of the within named  Company and to issue and

deliver   a   separate   certificate   in   the   name   of   Assignee.   Dated:

_________________, 2001

                                              Signature of Stockholder/Assignor:

                                              COVE HILL CONSULTING, INC.

Signature Guarantee                           By: __________________________
                                                    David Russell, Jr.,
                                                    Managing Director
-----------------------------
                                              Address of Assignor:
                                              One Oak Ridge Rd., Bldg. 2,
                                              Box 8B
                                              West Lebanon, NH 03784

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





                                    Exhibit B
                                       To
                            Stock Purchase Agreement

             Assignment of Interest in Registration Rights Agreement

         FOR VALUE RECEIVED, the undersigned, Cove Hill Consulting, Inc., a New York corporation ("Seller"), hereby assigns and transfers unto Capacity Unlimited, Inc. ("Assignee"), all of Seller's right title and interest in and to that certain Registration Rights Agreement dated March 22, 2001 ("Registration Rights Agreement") by and between Cove Hill Consulting, Inc., a New York corporation; and Dupont Direct Financial Holdings, Inc., a Georgia corporation (the "Company") relating to a total of seven hundred fifty thousand (750,000) shares of common stock, par value $0.01 per share, of the Company standing in the name of Assignor on the books of the Company represented by certificate(s) no(s). _______________ delivered herewith and does hereby irrevocably constitute and appoint __________________________________, to be the undersigned's attorney, with full power of substitution in the premises, to transfer said interest in the Registration Rights Agreement to the extent hereby assigned to Assignee on the books of the Company.

 Dated: _________________, 2001

                                              Signature of Stockholder/Assignor:
                                              COVE HILL CONSULTING, INC.

                                              By: __________________________
                                                    David Russell, Jr.,
                                                    Managing Director

                                              Address of Assignor:
                                              One Oak Ridge Rd., Bldg. 2,
                                              Box 8B
                                              West Lebanon, NH 03784




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